UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

INSULET CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park

Acton, Massachusetts 01720

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 16, 2019, Insulet Corporation, a Delaware corporation (the “Company”), issued a notice of redemption (the “Redemption Notice”) for all of its outstanding 1.25% Convertible Senior Notes due 2021 (the “Convertible Notes”). Pursuant to the Redemption Notice, on October 28, 2019 (the “Redemption Date”), the Company will redeem any Convertible Notes that have not been converted, redeemed or repurchased prior to such date at a redemption price in cash equal to 100% of the principal amount of such Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

In the event any holder of Convertible Notes converts its Convertible Notes prior to 5:00 p.m. (New York City time) on October 25, 2019 in accordance with the indenture governing such Convertible Notes, the Company intends to satisfy its conversion obligation with respect to each $1,000 principal amount of such Convertible Notes by paying or delivering, as applicable, up to $1,750.00 of cash, and if such conversion obligation exceeds such amount, shares of the Company’s common stock and cash in lieu of any fractional shares thereof (if applicable).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: September 16, 2019	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President, General Counsel and Secretary